SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): October 1, 2001

                            REGENCY AFFILIATES, INC.
               (Exact Name of Registrant as Specified in Charter)

       Delaware                         01-7949                  72-0888772
    (State Or Other                    (Commission             (IRS Employer
     Jurisdiction Of                    File Number)         Identification No.)
 Incorporation)

                            729 South Federal Highway
                                    Suite 307
                              Stuart, Florida 34994
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (561) 220-7662

Item 5. Other Events and Regulation FD Disclosure.

     Regency Affiliates, Inc. (the "Company" or "Regency") announced that it has completed a transaction for the disposition of its interest in its partially owned subsidiary, Glas-Aire Industries Group Ltd. ("Glas-Aire"). Prior to the transaction, each corporation owned a substantial percentage of the common stock of the other, and they had certain officers and directors in common. Pursuant to an agreement entered into on September 17, 2001 and amended on October 1, 2001, Regency exchanged 1,215,105 shares of common stock of Glas-Aire, representing approximately 50% of the issued and outstanding shares of Glas-Aire, for $2,500,000 plus 4,040,375 shares of Regency's common stock, or approximately 23% of the issued and outstanding shares of Regency. As a result of the transaction, neither Regency nor Glas-Aire owns any stock of the other.

     The exchange rate was based on negotiations between the parties and confirmed as to fairness by independent valuation firms, hired by respective committees of each of the Boards of Directors of Regency and Glas-Aire.

     The former president of Glas-Aire has commenced litigation in British Columbia, Canada against Glas-Aire, the Company, Mr. Ponsoldt and Mr. Baldinger asserting, among other things, that the Regency - Glas-Aire transaction is in breach of bank agreements, securities law and fiduciary duties owed to Glas-Aire and its shareholders. The defendants are vigorously defending this litigation.


     Item 7. Financial Statements and Exhibits

     (b) Pro Forma Financial Information

         ProForma  Condensed  Financial  Data  for  Regency  Affiliates,   Inc.
and Subsidiaries for the six months ended June 30, 2001 and fiscal year ended December 31, 2000.

     (c) Exhibits

     10.1 Agreement between Glas-Aire and Regency dated as of September 17, 2001, as amended as of October 1, 2001 - filed with original filing.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               REGENCY AFFILIATES, INC.



                                               By /s/Marc H. Baldinger
                                                   Marc H. Baldinger,
                                                   Chief Financial Officer



Date:    November 6, 2001

                        ProForma Condensed Financial Data


The Unaudited ProForma Condensed Statement of Operations of the Company for the six months ended June 30, 2001 and the fiscal year ended December 31, 2000 (the "ProForma Statements of Operations") and the Unaudited ProForma Condensed Balance Sheet of the Company as of June 30, 2001 (the "ProForma Balance Sheet" and together with the ProForma Statements of Operations, the "ProForma Financial Statements") have been prepared to illustrate the effect of the Stock Redemption Agreement made by and between the Company, Regency Affiliates Inc, and Subsidiaries ("RAFF") and one of its subsidiaries, Glas-Aire Industries Group Ltd. (GLAR) consummated as of October 1, 2001, as if such transactions took place on December 31, 1999. The ProForma Financial Statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The ProForma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable.

A preliminary allocation of the effect to RAFF of the Stock Redemption Agreement has been made to major categories of assets and liabilities in the accompanying ProForma Financial Statements based on available information. The actual allocation and the resulting effect on income from operations may differ significantly from the ProForma amounts included herein. These ProForma adjustments represent the Company's preliminary determination of accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the ProForma Financial Statements are subject to change, and the final amounts may differ substantially.


                    Regency Affiliates, Inc. and Subsidiaries
                   Unaudited Pro Forma Condensed Balance Sheet
                                  June 30, 2001



                                                                         Historical         Pro Forma          Pro Forma
                                                                        Statements         Adjustments           Totals
                                                                        -----------        -----------         ----------
Assets

            Current  Assets
                    Cash and Cash Equivalents                        $   1,629,032         $  919,908         $ 2,548,940
                    Accounts Receivable, net of allowance                1,850,463         (1,400,854)            449,609
                    Income taxes receivable                                110,124           (110,124)               -
                    Inventory                                            2,425,189           (968,602)          1,456,587
                    Other current assets                                   329,632            (57,448)            272,184
                                                                         ----------        -----------          ---------
                                Total current assets                     6,344,440         (1,617,120)          4,727,320

            Property, Plant & Equipment, Net                             4,203,989         (1,964,326)          2,239,663

            Investment in partnerships                                  27,323,987                             27,323,987

            Other Assets
                    Aggregate inventory                                    834,548                                834,548
                    Goodwill, net of amortization                          787,635           (281,477)            506,158
                    Debt issuance costs, net of amortization               456,827                                456,827
                    Other                                                    3,150                                  3,150
                                                                         ---------           ---------          ---------
                                Total other assets                       2,082,160           (281,477)          1,800,683

                                                                        39,954,576         (3,862,923)         36,091,653
                                                                        ==========         ===========         ==========
Current Liabilities
            Current portion of long-term debt                              122,384            (28,664)             93,720
            Notes payable - banks                                          958,085                                958,085
            Notes payable - related parties                              1,169,503                              1,169,503
            Accounts payable                                               897,766           (591,987)            305,779
            Accrued expenses                                             1,746,808           (855,701)            891,107
            Taxes payable                                                  117,847            (56,631)             61,216
                                                                         ---------         -----------          ---------
                    Total current liabilities                            5,012,393         (1,532,983)          3,479,410

Long term debt, net of current portion                                  13,351,252            (76,021)         13,275,231

Deferred income taxes                                                      405,516           (405,516)                  -

Minority interest in consolidated subsidiaries                           3,870,925         (3,759,068)            111,857

Shareholders' Equity
            Preferred stock                                              1,052,988                              1,052,988
            Common stock                                                 6,900,659                              6,900,659
            Additional paid-in-capital                                   2,308,484                              2,308,484
            Readjustment                                                (1,670,596)                            (1,670,596)
            Retained earnings                                           12,161,823           1,809,830         13,971,653
            Accumulated other comprehensive income                        (100,835)            100,835                  -
            Treasury stock                                              (3,338,033)                            (3,338,033)
                                                                        -----------          ----------       ------------
                    Total shareholders' equity                          17,314,490           1,910,665         19,225,155
                                                                        -----------         -----------       ------------
                                                                     $  39,954,576       $  (3,862,923)      $ 36,091,653
                                                                        ==========          ===========       ============




                                     Regency Affiliates, Inc. and Subsidiaries
                               Unaudited Pro Forma Condensed Statements of Operations

                                                           Six Months Ended                     Fiscal Year Ended
                                                             June 30, 2001                      December 31, 2000

                                           Historical    Pro Forma      Pro Forma     Historical    Pro Forma    Pro Forma
                                           Statements   Adjustments     Totals        Statements   Adjustments     Totals

Net Sales                              $   6,594,431  $ (5,690,563) $    903,868  $  14,342,613  $(10,929,775) $  3,412,838

Costs and Expenses
       Costs of goods sold                 4,714,453    (4,085,056)      629,397      9,800,399    (7,913,371)    1,887,028
       Selling and administrative          2,610,938    (1,371,371)    1,239,567      5,356,051    (2,179,883)    3,176,168
                                           ---------    -----------    ---------     ----------   ------------    ---------
                                           7,325,391    (5,456,427)    1,868,964     15,156,450   (10,093,254)    5,063,196
                                           ---------    -----------    ---------     ----------   ------------    ---------

Income (loss) from operations               (730,960)     (234,136)     (965,096)      (813,837)     (836,521)   (1,650,358)
Income from equity investment
   in partnerships                         2,748,106             -     2,748,106      4,712,615             -     4,712,615
Other income (expense), net                   16,802       (16,782)           20         99,875             -        99,875
Interest expense                            (622,014)            -      (622,014)    (1,173,581)      (13,098)   (1,186,679)
                                           ----------   -----------    ----------    -----------   -----------   -----------
Income before income tax expense, and
  minority interest                        1,411,934      (250,918)    1,161,016      2,825,072      (849,619)    1,975,453
Income tax expense                          (105,319)       85,319       (20,000)      (426,293)      380,493       (45,800)
Minority interest                            (60,782)       59,430        (1,352)      (243,525)      239,882        (3,643)
                                           ----------   -----------    ----------    -----------   -----------    ----------
Net income                             $   1,245,833   $  (106,169)  $ 1,139,664    $ 2,155,254    $ (229,244)  $ 1,926,010
                                           ==========   ===========   ===========    ===========   ===========    ==========


                   Regency Affiliates, Inc. and Subsidiaries
         Notes to the Unaudited ProForma Condensed Financial Statements


Note 1. Pursuant to a Stock Redemption Agreement entered into on September 17, 2001 and amended on October 1, 2001, RAFF exchanged 1,215,105 shares of common stock of GLAR, representing approximately 50% of the issued and outstanding shares of GLAR for $2,500,000 plus 4,040,375 shares of RAFF's common stock or approximately 23% of the issued and outstanding shares of RAFF. As a result of the transaction, neither RAFF nor GLAR owns any stock of the other.

     The unaudited proforma condensed balance sheet of RAFF has been adjusted to remove the assets and liabilities of GLAR, to eliminate GLAR's minority interest in RAFF, and to reflect the receipt of $2,500,000 from GLAR pursuant to the Stock Redemption Agreement.

     The unaudited proforma condensed statements of operations have been adjusted to remove the results of operations of and minority interest in the income of GLAR.